PRESS RELEASE FOR IMMEDIATE RELEASE	EXHIBIT 99.1
IPC Holdings, Ltd. Reports First Quarter 2008 Results

PEMBROKE, Bermuda, April 24, 2008 (PRIME NEWSWIRE) -- IPC Holdings, Ltd. (Nasdaq:IPCR) today reported net income for the quarter ended March 31, 2008 of $86.8 million, or $1.31 per common share, compared to $77.2 million, or $1.07 per common share, for the first quarter of 2007.

                                              Quarter ended March 31,
                                              ------------------------
                                                 2008         2007
                                                 ----         ----
                                              (unaudited)  (unaudited)
                                             (expressed in thousands
                                                 of U.S. dollars,
                                             except per share amounts)

 NET OPERATING INCOME                           $ 92,823     $ 68,530

 Net (losses) gains on investments                (6,020)       8,677
                                              -----------  -----------
 NET INCOME                                     $ 86,803     $ 77,207
                                              -----------  -----------

 Preferred dividend                                4,234        4,186

                                              -----------  -----------
 NET INCOME AVAILABLE TO COMMON
 SHAREHOLDERS                                   $ 82,569     $ 73,021
                                              ===========  ===========

 Basic net income available to
  common shareholders, per common share           $ 1.44       $ 1.15
 Diluted net income per common share              $ 1.31       $ 1.07

 Net operating income per
  common share (diluted)                          $ 1.40       $ 0.95

 Weighted average number of
  common shares - basic                       57,427,602   63,697,354
 Weighted average number of
  common shares - diluted                     66,182,883   72,076,514

Non-GAAP Financial Measures:

In addition to the GAAP financial measures set forth herein, IPC Holdings, Ltd. (the "Company") has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. "Net operating income" and its per share equivalent, as used herein, differ from "net income" and its per share equivalent under GAAP, which the Company believes is the most directly comparable GAAP measure. Net operating income is a common performance measurement which, as calculated by the Company, corresponds to net income excluding net gains and losses on investments. These items are excluded because they are not considered by management to be relevant indicators of the performance of or trends in our business operations, but rather of the investment and credit markets in general. We believe that the presentation of net operating income provides useful information regarding our results of operations because it follows industry practice, is followed closely by securities analysts and rating agencies, and enables investors and securities analysts to make performance comparisons with our peers in the insurance industry. This measure may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on net operating income as a non-GAAP measure in assessing IPC's overall financial performance.

Results of Operations:

For the quarter ended March 31, 2008, our net operating income was $92.8 million, or $1.40 per common share, compared to $68.5 million, or $0.95 per common share for the first quarter of 2007.

President and Chief Executive Officer Jim Bryce commented: "The first quarter of 2008 was quite active in terms of natural catastrophes and risk losses, which were geographically diverse. These included windstorm Emma in Europe; cyclones in Australia; tornado and freeze losses in the United States; and property per-risk events spanning the globe from Texas, Michigan and Georgia in the U.S., to several events in Australia, to Germany and the U.K. However, despite this increase in frequency, it has still been relatively quiet for IPC, because most of the catastrophe events were contained within our clients' retentions, and our main per-risk exposure is energy related. To varying degrees, underwriting discipline is prevailing within the market. Pricing is generally in line with our expectations, although we have been impacted by some significant increases in our U.S. clients' retentions, which has reduced the amount of premiums they are paying. In addition, there was some modest weakening of rates in Europe. However, April renewals in Japan benefitted from recent loss activity, which helped maintain the level of pricing in that territory. In the absence of major catastrophic events and continued strong earnings for most market participants, capital management remains a critical issue. In February 2008, the Board of Directors authorized a $300 million share repurchase, and I am pleased to advise that to date we have completed one third of that authorization. This was in addition to the $200 million authorization that was mostly utilised in 2007, and completed during the first quarter of 2008."

In the quarter ended March 31, 2008, we wrote gross premiums of $197.9 million, compared to $236.2 million in the first quarter of 2007. Premiums in respect of new business totaled $22.6 million; however premiums from existing business were approximately $38.9 million less in the first quarter of 2008 in comparison to the first quarter of 2007, mostly due to program re-structuring, including changes in client retentions, and to a lesser extent, pricing. In addition, business that was not renewed because of unsatisfactory terms and conditions, or because the cedant did not purchase the protection, totaled approximately $16.6 million. Also, there was a $3.8 million reduction in reinstatement premiums in the first quarter of 2008 compared to the first quarter of 2007, primarily due to the lower level of incurred losses in the current year. Excess of loss premium adjustments, which are adjustments generally arising from differences between cedants' actual exposure base and original estimates thereof, were $1.7 million less in the first quarter of 2008 in comparison to the first quarter of 2007.

In the first quarter of 2008, we ceded $2.0 million of premiums to our retrocessional facilities, compared with $7.7 million for the quarter ended March 31, 2007. The actual contracts ceded are at IPC's underwriters' judgement in optimizing the risk profile of the portfolio, which can cause premiums ceded to vary as a proportion of our gross writings, from quarter to quarter. In addition, our Property Catastrophe Excess of Loss retrocessional facility was not renewed, and there was less participation by retrocessionaires in our proportional reinsurance facility.

Net premiums earned in the quarter ended March 31, 2008 were $89.7 million, compared to $104.7 million in the first quarter of 2007. This reduction is primarily due to the reduction in written premiums, both in the quarter and during the past twelve months, as well as the reduction in reinstatement premiums.

We earned net investment income of $23.9 million in the quarter ended March 31, 2008, compared to $33.1 million in the first quarter of 2007. In the first quarter of 2007 we received dividends of $7.9 million from our investment in a fund of hedge funds, whereas we did not receive any dividends from this investment in the first quarter of 2008. In addition, the overall yield from the fixed income portfolio has fallen by approximately 20 basis points during the first quarter of 2008, compared to the first quarter of 2007.

We recognized a net loss of $6.0 million from investments in the quarter ended March 31, 2008, compared to a net gain of $8.7 million in the first quarter of 2007. As discussed in our first quarter, 2007 earnings press release, effective January 1, 2007 we early-adopted SFAS 159, the Fair Value Option for Financial Assets and Financial Liabilities, with respect to our investment portfolio. Accordingly, all changes to the fair value of our investment portfolio are recorded as net gains (losses) on investments in our consolidated statements of income. Net gains from fixed maturity securities were $35.7 million, which was more than offset by $41.7 million of net losses from our equity investments.

In the quarter ended March 31, 2008, our incurred net losses and loss adjustment expenses were $5.3 million, compared to $53.0 million in the first quarter of 2007. Losses in the first quarter of 2008 included $14.5 million from events in 2008, including the Alon Refinery explosion in Texas, a storm that affected Queensland, Australia, and windstorm Emma that affected parts of Europe. This was offset in part by reductions to our estimates of ultimate losses for several events that occurred in 2007, totaling $9.7 million. Other losses included net movements from other prior year events and approximately $1.2 million attritional losses from proportional treaties, mostly resulting from the recent failure of several satellites. In the first quarter of 2007, our incurred losses included a $50.0 million reserve established for windstorm Kyrill. Our loss ratio, which is the ratio of net losses and loss adjustment expenses to net premiums earned, was 5.9% for the quarter ended March 31, 2008, compared to 50.6% for the first quarter of 2007.

Our net acquisition costs, which are primarily commissions and fees paid to brokers for the production of business, were $8.7 million for the quarter ended March 31, 2008, compared to $10.1 million in the first quarter of 2007. These costs have decreased proportionately to the decrease in earned premiums in 2008. General and administrative expenses were $7.1 million in the quarter ended March 31, 2008, compared to $7.2 million in the first quarter of 2007. Our expense ratio, which is the ratio of net acquisition costs plus general and administrative expenses to net premiums earned, was 17.6% for the first quarter of 2008, compared to 16.5% for the first quarter of 2007. This increase is due primarily to the reduction in earned premium.

On April 24, 2008 the Board of Directors declared a quarterly dividend of $0.22 per common share, payable on June 20, 2008 to shareholders of record on June 4, 2008. In addition, the Board of Directors declared a preferred dividend of $0.475781 per Series A Mandatory Convertible preferred share, payable on May 15, 2008 to preferred shareholders of record on May 1, 2008.

Conference Call

Our management will be holding a conference call to discuss these results at 8:30 a.m. Eastern time tomorrow, April 25, 2008. To participate, call 1-800-862-9098 or (International dial-in 1-785-424-1051); the conference ID is IPC. This conference call will be broadcast simultaneously on the internet and can be accessed from http://www.videonewswire.com/event.asp?id=46856 or our website at www.ipcre.bm, under the 'News' / 'Webcasts' section, and a replay of the call will also be available at this site from 10:30 a.m. Eastern time until 12:00 midnight Eastern time on Friday, May 2, 2008.

This press release contains certain forward-looking statements within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about our beliefs, plans or expectations, are forward-looking statements. These statements are based on our current plans, estimates and expectations. Some forward-looking statements may be identified by our use of terms such as "believes," "anticipates," "intends," "expects" and similar statements of a future or forward-looking nature. In light of the inherent risks and uncertainties in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by us or any other person that our objectives or plans will be achieved. A non-exclusive list of important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) the occurrence of natural or man-made catastrophic events with a frequency or severity exceeding our expectations; (b) the adequacy of our loss reserves and the need to adjust such reserves as claims develop over time; (c) any lowering or loss of one of our financial ratings of our wholly-owned subsidiary, IPCRe Limited; (d) the effect of competition on market trends and pricing; (e) changes in general economic conditions, including changes in interest rates and/or equity values in the United States of America and elsewhere; and (f) other factors set forth in our most recent reports on Form 10-K and other documents on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not intend, and are under no obligation, to update any forward-looking statement contained in this press release.

IPC Holdings, Ltd., through its wholly-owned subsidiary IPCRe Limited, provides property catastrophe reinsurance and, to a limited extent, aviation, property-per-risk excess and other short-tail reinsurance on a worldwide basis.
CONTACT: IPC Holdings, Ltd.
         Jim Bryce, President and Chief Executive Officer
         John Weale, Senior Vice President and Chief Financial Officer
         Telephone: 441-298-5100

                 IPC HOLDINGS, LTD. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS

          (Expressed in thousands of United States dollars,
                    except for per share amounts)
 ---------------------------------------------------------------------

                                                As of         As of
                                               March 31,  December 31,
                                                2008          2007
                                              -----------  -----------
 ASSETS:                                      (unaudited)

 Fixed maturity investments, at fair value    $1,875,812   $1,803,275
 Equity investments, at fair value               471,090      630,483
 Cash and cash equivalents                       128,958       39,486
 Reinsurance premiums receivable                 161,474       91,393
 Deferred premiums ceded                           2,335        2,578
 Losses and loss adjustment
  expenses recoverable                            12,974       17,497
 Accrued investment income                        29,857       30,369
 Deferred acquisition costs                       17,768        8,893
 Prepaid expenses and other assets                11,769        3,717
                                              -----------  -----------
   TOTAL ASSETS                               $2,712,037   $2,627,691
                                              ===========  ===========

 LIABILITIES:

 Reserve for losses and loss
  adjustment expenses                         $  355,276   $  395,245
 Unearned premiums                               181,889       75,980
 Reinsurance premiums payable                      2,967        4,677
 Deferred fees and commissions                       390          476
 Accounts payable and accrued liabilities         23,382       25,568
                                              -----------  -----------
   TOTAL LIABILITIES                             563,904      501,946
                                              -----------  -----------

 SHAREHOLDERS' EQUITY:

 Share capital:
 Common shares outstanding, par value
  U.S.$0.01                                          560          576
 Mandatory convertible preferred shares,
  par value U.S.$0.01                                 90           90
 Additional paid-in capital                    1,294,609    1,334,271
 Retained earnings                               853,755      791,689
 Accumulated other comprehensive loss               (881)        (881)
                                              -----------  -----------
   TOTAL SHAREHOLDERS' EQUITY                  2,148,133    2,125,745
                                              -----------  -----------

   TOTAL LIABILITIES AND
    SHAREHOLDERS' EQUITY                      $2,712,037   $2,627,691
                                              ===========  ===========

                 IPC HOLDINGS, LTD. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME

         (Expressed in thousands of United States dollars)
 ---------------------------------------------------------------------

                                              Quarter ended March 31,
                                              ------------------------
                                                 2008         2007
                                                 ----         ----
 REVENUES:                                    (unaudited)  (unaudited)

 Gross premiums written                       $  197,875   $  236,243
 Premiums ceded                                   (2,026)      (7,656)
                                              -----------  -----------
 Net premiums written                            195,849      228,587
 Change in unearned premium reserve, net        (106,152)    (123,900)
                                              -----------  -----------
 Net premiums earned                              89,697      104,687
 Net investment income                            23,874       33,110
 Net (losses) gains on investments                (6,020)       8,677
 Other income                                         26          626
                                              -----------  -----------
                                                 107,577      147,100
                                              -----------  -----------

 EXPENSES:

 Net losses and loss adjustment expenses           5,324       52,953
 Net acquisition costs                             8,674       10,148
 General and administrative expenses               7,079        7,159
 Net exchange (gain) loss                           (303)        (367)
                                              -----------  -----------
                                                  20,774       69,893
                                              -----------  -----------

 NET INCOME                                   $   86,803   $   77,207

 Preferred dividend                                4,234        4,186
                                              -----------  -----------
 NET INCOME Available to Common  Shareholders $   82,569   $   73,021
                                              ===========  ===========

 Loss and loss expense ratio (1)                     5.9%        50.6%
 Expense ratio (2)                                  17.6%        16.5%
 Combined ratio (Sum of 1 + 2)                      23.5%        67.1%